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                                    EXHIBIT
                                      21.1




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
                                  EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT





            NAME                                            LOCATION
            ------------------------------------------      ------------


            PENDA ROO HOLDING CORPORATION                   FLORIDA

            PENDA AUSTRALIA PTY. LTD.                       AUSTRALIA

            PENDA INTERNATIONAL HOLDING CORPORATION         FLORIDA

            PENDA LATINO AMERICANO HOLDING CORPORATION      MEXICO

            PENDA SA DE C.V.                                MEXICO

            "PEMSA", PROCESOS ESPECIALES
             DE MEXICO, SA DE C.V.                          MEXICO

            PENDA FOREIGN SALES CORPORATION                 BARBADOS

            PENDA-MEXICO EMPLOYMENT                         FLORIDA

            TRI-GLAS CORPORATION                            ALABAMA



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